March 14, 2014

VIA SEDAR

To:	All Canadian Securities Regulatory Authorities

Subject:	International Tower Hill Mines Ltd. (the “Issuer)
- Annual General and Special Meeting

Dear Sirs/Mesdames:

We advise of the following with respect to the upcoming Meeting of Security Holders for the above-noted Issuer:

Meeting Type:	Annual General and Special Meeting
Record Date for Notice of Meeting:	April 10, 2014
Record Date for Voting (if applicable):	April 10, 2014
Beneficial Ownership Determination Date:	April 10, 2014
Notice and Access – Registered Holders:	Yes
Notice and Access – Beneficial Holders:	Yes
Stratification:	No
Stratification Type:	N/A
Issuer Sending Materials Directly to NOBOs:	Yes
Issuer Paying to Send Materials to OBOs:	No
Meeting Date:	May 29, 2014
Meeting Location:	McCarthy Tetrault LLP Suite 1300 – 777 Dunsmuir Street Vancouver, BC V7Y 1K2

Voting Security Details:

Description	CUSIP	ISIN
Common	46050R102	CA46050R1029

Yours truly,

INTERNATIONAL TOWER HILL MINES LTD.

“Marla K. Ritchie”
Corporate Secretary

cc:	Robin Mahood, McCarthy Tetrault (via email)
Pam Hosfield, Computershare Investor Services Inc. (via email)
NYSE-Amex (via email)